As filed with the Securities and Exchange Commission on December 19, 1995

                                                     Registration No. 33-62581


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                POST-EFFECTIVE
                                Amendment No. 1
                                      On
                                   Form S-8
                                      To
                                   Form S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933*



                          First Midwest Bancorp, Inc.
            (Exact name of registrant as specified in its charter)

   DELAWARE                                            36-3161078
(State of Incorporation)                    (I.R.S. Employer Identification
Number)

                              300 Park Boulevard
                                   Suite 405
                                 P.O. Box 459
                         Itasca, Illinois  60143-0459
                   (Address of Principal Executive Offices)

             CF BANCORP, INC. 1992 STOCK OPTION AND INCENTIVE PLAN
                             (Full Title of Plan)

                             DONALD J. SWISTOWICZ
                           Executive Vice President
                              300 Park Boulevard
                                   Suite 405
                                 P.O. Box 459
                         Itasca, Illinois  60143-0459
                                (708) 875-7460

               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)



  * Filed as Post-Effective Amendment No. 1 on Form S-8 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-62581) pursuant to the procedure described herein. See "INTRODUCTORY STATEMENT NOT FORMING PART OF THE PROSPECTUS".

           INTRODUCTORY STATEMENT NOT FORMING PART OF THE PROSPECTUS

   An Agreement and Plan of Merger (the "Agreement"), dated as of May 31, 1995, was entered into by and between First Midwest Bancorp, Inc. a Delaware corporation ("First Midwest" or the "Registrant"), and CF Bancorp, Inc., a Delaware corporation ("CF"). Pursuant to the Agreement, CF will merge with and into First Midwest, the separate existence of CF will cease and Citizens Federal Savings Bank ("Citizens Federal"), a wholly owned subsidiary of CF and its principal asset, will become a wholly owned subsidiary of First Midwest (the "Merger").


   As a result of the Merger, First Midwest will become the successor issuer to CF, which, prior to the Merger, had been a reporting company under the Securities Exchange Act of 1934. Pursuant to the Agreement, at the effective time of the Merger, First Midwest will assume all obligations associated with the CF Bancorp, Inc. 1992 Stock Option and Incentive Plan ("CF Option Plan") pursuant to which First Midwest may issue after the effective time of the Merger up to 99,346 shares of common stock, no par value per share, including the associated Preferred Share Purchase Rights ("First Midwest Stock"), upon exercise of stock options granted and outstanding at the time of the Merger under the CF Option Plan.

   Prior to the effective time of the Merger, the shares of CF common stock, $.01 par value, issuable upon exercise of stock options granted under the predecessor to the CF Option Plan were covered by an effective Registration Statement on Form S-8 (Registration No. 33-56542). The 99,346 shares of First Midwest Stock which may be issued upon exercise of stock options granted under the CF Option Plan are covered by an effective Registration Statement on Form S-4 (Registration No. 33-62581) which was declared effective by the Securities and Exchange Commission on October 5, 1995 (the "S-4 Registration Statement"). First Midwest hereby amends the S-4 Registration Statement by filing this Post-Effective Amendment No. 1 on Form S-8 with respect to the shares of First Midwest Stock issuable upon exercise of stock options granted under the CF Option Plan.

                                    PART 1

                   INFORMATION REQUIRED IN THE SECTION 10(A)

                                  PROSPECTUS

Note: The documents containing the information required by this section will be given to employees participating in the CF Option Plan and are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents of the Registrant or First Midwest filed or to be filed with the Commission are incorporated herein by reference as of their respective date:

       (a)First Midwest's Annual Report on Form 10-K for the year ended December 31, 1994.

       (b)All other reports filed by First Midwest pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1994.

       (c)The description of the no par value Common Stock of First Midwest contained in First Midwest's Registration Statement on Form S-4 (Registration No. 33-62581) filed with the Commission on September 12, 1995 and all amendments and reports filed by the Registrant for the purpose of updating such description.

       (d)The description of the Preferred Share Purchase Rights contained in First Midwest's Registration Statement on Form 8-A filed with the Commission on November 21, 1995 and all amendments and reports filed by the Registrant for the purpose of updating such description.

       (e)First Midwest's Current Reports on Form 8-K filed on November 21, 1995 and December 1, 1995.

       All documents subsequently filed by First Midwest pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold, or which deregisters all such Common Stock remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

       First Midwest's Restated Certificate of Incorporation (the "Certificate") and its Bylaws provide for indemnification of First Midwest's directors, officers, employees and other agents to the fullest extent permitted by Delaware law.

       First Midwest has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in First Midwest's Restated Certificate and its Bylaws. These agreements, among other things, will indemnify First Midwest's directors and executive officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursement, other out of pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by First Midwest or any third party) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of First Midwest, any subsidiary of First Midwest or any other company or enterprise to which the person provides services at the request of First Midwest.

       First Midwest's Certificate is consistent with Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, this provision eliminates the personal liability of First Midwest's directors to First Midwest or its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate director liability: (1) for breaches of the duty of loyalty to First Midwest and its stockholders; (2) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the Delaware General Corporation Law ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While this provision protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in this provision have no effect on claims arising under the federal securities laws.

       First Midwest maintains liability insurance for the benefit of its directors and officers.

       The effect of the foregoing provisions of the General Corporation Law of the State of Delaware and the Registrant's Amended and Restated Bylaws would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.   EXHIBITS.

       The following are filed as exhibits to this Registration Statement:

Exhibit
  No.     Description

  4. Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 4.1 to First Midwest's Registration Statement on Form S-3 (Registration No. 33-20439), filed with the Securities and Exchange Commission on March 2, 1988.

  4.1     Restated  Bylaws  of  First  Midwest  are  incorporated  herein   by
          reference to Exhibit 3.1 to First Midwest's Annual Report on Form 10-K for the year ended December 31, 1993.

  4.2 Amended and Restated Rights Agreement, dated November 15, 1995, is incorporated herein by reference to First Midwest's Form 8-A filed with the Securities and Exchange Commission on November 21, 1995.

  4.3     Amended Certificate of Designation of Series A Preferred Stock.

  5. & 8. Opinion of Hinshaw & Culbertson is incorporated herein by reference to Exhibits 5 and 8 to First Midwest's Registration Statement on Form S-4 (Registration No. 33-62581) filed with the Commission on September 12, 1995.

 23.      Consent of Hinshaw & Culbertson.

 23.1     Consent of KPMG Peat Marwick LLP.

 23.2     Consent of McGladrey & Pullen, LLP.

 24.      Powers of Attorney (filed as part of the signature page hereto).

 99. CF Bancorp, Inc. 1992 Stock Option and Incentive Plan, form of Incentive Stock Option Agreement and form of Nonqualified Stock Option Agreement is incorporated herein by reference to CF's Registration Statement on Form S-8 (Registration No. 33-56542) filed with the Commission on December 30, 1992.

 99.1 Amendment to the CF Bancorp, Inc. 1992 Stock Option and Incentive Plan adopted by CF's Board of Directors on November 20, 1995.

ITEM 9.   UNDERTAKINGS.

       (A)RULE 415 OFFERINGS.

       The undersigned Registrant hereby undertakes:

       (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

       (2)That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       (B)FILINGS   INCORPORATING   SUBSEQUENT  EXCHANGE   ACT   DOCUMENTS  BY
REFERENCE.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (H)ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, First Midwest certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Itasca, State of Illinois on the 18th day of December, 1995.

                                           FIRST MIDWEST BANCORP, INC.



                                          By:  ROBERT P. O'MEARA

                                               Robert P. O'Meara
                                               President and Chief Executive
                                               Officer

                               POWER OF ATTORNEY

   The undersigned officers and directors of First Midwest Bancorp, Inc., do hereby constitute and appoint Robert P. O'Meara and Donald J. Swistowicz, and either one of them, as their attorneys-in fact with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

   Pursuant  to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed on December 18, 1995 by the following persons in their capacities indicated.

             Signature                                  Capacity


      CLARENCE D. OBERWORTMANN            Chairman of the Board of Directors
      Clarence D. Oberwortmann


          ANDREW B. BARBER                Vice Chairman of the Board of
                                          Directors
          Andrew B. Barber


         ROBERT P. O'MEARA                President, Principal Executive
         Robert P. O'Meara                Officer and Director


          JOHN M. O'MEARA                 Executive Vice  President, Principal
          John M. O'Meara                 Operating Officer and Director

        DONALD J. SWISTOWICZ              Executive Vice  President, Principal
        Donald J. Swistowicz              Financial and Accounting Officer


         BRUCE S. CHELBERG                Director
         Bruce S. Chelberg


          O. RALPH EDWARDS                Director
          O. Ralph Edwards


         JOSEPH W. ENGLAND                Director
         Joseph W. England


          THOMAS M. GARVIN                Director
          Thomas M. Garvin


          ALAN M. HALLENE                 Director
          Alan M. Hallene


    SISTER NORMA JANSSEN, O.S.F.          Director
    Sister Norma Janssen, O.S.F.


          ROBERT E. JOYCE                 Director
          Robert E. Joyce


       J. STEPHEN VANDERWOUDE             Director
       J. Stephen Vanderwoude



                                 EXHIBIT INDEX





                                                                    Sequential
Exhibit                                                                   Page
Number                                    Document Description          Number


  4.3                                     Amended  Certificate of  Designation
                                          of Series A Preferred Stock.


 23.                                      Consent of Hinshaw & Culbertson.

 23.1                                     Consent of KPMG Peat Marwick LLP.

 23.2                                     Consent of McGladrey & Pullen, LLP.

 99.1                                     Amendment  to  the CF  Bancorp, Inc.
                                          1992  Stock   Option  and  Incentive
                                          Plan.